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                            SCHEDULE 14A INFORMATION

                PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE
                        SECURITIES EXCHANGE ACT OF 1934
                              (AMENDMENT NO.   )

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     Rule 14a-6(e)(2))
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[ ]  Soliciting Material Pursuant to 240.14a-11(c) or 240.14a-12

                              ERLY Industries Inc.
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                (Name of Registrant as Specified In Its Charter)

                              ERLY Industries Inc.
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                   (Name of Person(s) Filing Proxy Statement)

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                          [ERLY INDUSTRIES INC. LOGO]




                                October 10, 1997

                      PLEASE RETURN YOUR WHITE PROXY CARD

Dear Fellow Shareholder:

     As you know, we are quickly approaching our annual meeting of shareholders to be held on Friday, October 17, 1997, at which time you will be asked to vote on three key proposals that may have a critical impact on the future of your
Company:

     1.  Elimination of cumulative voting in elections of directors;

     2.  Elimination of shareholder action by written consent; and

     3.  Election of five directors.

     While I am sure you have received numerous correspondence with respect to these proposals, there is a recent development which I feel may be of particular importance to you in making your decision on how to vote.


     I am pleased to report that Institutional Shareholder Services--the highly respected independent advisor to institutional investors -- has published a 16-page written report recommending a vote FOR election of the current members of the board of directors of ERLY and AGAINST election of Nanette Kelley or any of the other nominees of the Powell Group. Following meetings with members of your Management and with Ms. Kelley, ISS concluded that the dissidents are not a superior alternative to current Management. In its report, ISS said: "DUE TO OUR CONCERNS ABOUT THE POWELL GROUP'S ABILITY TO REFINANCE THE [AMERICAN RICE, INC.] NOTES AND IN LIGHT OF [ERLY'S] SHAREHOLDER RETURNS OVER THE PAST FIVE YEARS, WE RECOMMEND THAT SHAREHOLDERS VOTE FOR THE INCUMBENT DIRECTORS." Enclosed is a copy of our press release regarding the ISS report.


     PLEASE DATE, SIGN, AND RETURN THE ENCLOSED WHITE PROXY CARD EVEN IF YOU HAVE PREVIOUSLY SIGNED A BLUE PROXY CARD OR A WHITE PROXY CARD. ONLY YOUR LATEST DATED PROXY CARD WILL COUNT. PLEASE ACT PROMPTLY SO THAT YOUR VOTE WILL BE PROPERLY COUNTED.

              ELIMINATION OF CUMULATIVE VOTING IS STILL NECESSARY

     Elimination of cumulative voting is still necessary to keep Nanette Kelley from becoming a member of your Board. With cumulative voting, she can elect herself to the Board with proxies on a small percentage of the outstanding shares. And even if it turns out that she is only one of five directors, we remain very concerned that she will disrupt the business of the Board and Management.

     IN LIGHT OF THE HARM SHE HAS ALREADY CAUSED THE COMPANY, PLEASE CONSIDER HOW MUCH MORE DAMAGE SHE CAN DO FROM A POSITION AS A DIRECTOR. PLEASE ALSO IMAGINE HOW DIFFICULT IT WILL BE TO CONDUCT BOARD MEETINGS WITH A DIRECTOR WHO IS SO HOSTILE TO THE OTHER DIRECTORS THAT SHE HAS SUED THEM. WE FEAR THAT SHE WILL DELIBERATELY TRY TO SABOTAGE MANAGEMENT TO PROVE THAT HER UNFAIR CLAIMS ABOUT OUR ABILITY TO MANAGE YOUR COMPANY WERE TRUE. WE DON'T THINK THAT IS A RISK YOU SHOULD TAKE. PLEASE VOTE FOR ELIMINATION OF CUMULATIVE VOTING AND AVOID THAT RISK.
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                    FUTURE REASSESSMENT OF CUMULATIVE VOTING

     After considering comments from some of the Company's larger shareholders, including ISS, we have decided to submit for shareholder consideration reinstatement of cumulative voting in elections of directors no later than the annual meeting of shareholders in the year 2000 if the proposal for elimination of cumulative voting is approved at the 1997 annual meeting.

     Our argument is not with cumulative voting. It is with Nanette Kelley. The Company's proposal to eliminate cumulative voting was a direct and singular response to Ms. Kelley's hostile behavior. Her attempts to malign the Board and Management have been disruptive and, we believe, totally irresponsible.

                         CAN NANETTE KELLEY BE TRUSTED?

     Here are just a few examples of conduct which demonstrate why we think Ms. Kelley should not be a director of ERLY:

     - She misrepresented that she controlled the vote of 51% of the outstanding shares of ERLY when, in actuality, she controlled only a very small percentage. If her claim was true, she wouldn't have to keep attacking your Management in an effort to get your proxy.

     - She misrepresented that she can refinance $99 million of notes of American Rice, Inc., the principal subsidiary of ERLY, at a much lower interest rate, but has finally admitted that refinancing is not feasible since the notes are not callable.


     - She even claimed that she had a commitment from a bank to loan the money needed to refinance ARI's notes when, in actuality, she cannot provide a single document to substantiate her claim. There is no such bank commitment.


     - She sued all of the Directors of ERLY and ARI while claiming she knows nothing about the facts alleged in the suit and yet she criticizes Management for incurring litigation expenses.

     - She made no effort to discuss these issues with Management before filing her lawsuit and had, in fact, already prepared the lawsuit before she ever met one single member of Management.

     - She claims that her rice milling company is more profitable than ERLY but she refuses to disclose its "reviewed but unaudited" financial statements.

             YOUR VOTE IS IMPORTANT -- PLEASE GIVE US YOUR SUPPORT

     Regardless of the number of shares you own, your vote is important on these critical issues. We hope you will continue to give us your ongoing support by signing, dating, and returning the enclosed WHITE proxy card FOR each of our proposals in the enclosed return envelope.

     Remember, only your latest dated proxy card counts, so we would like you to return the enclosed proxy card even if you have previously signed a WHITE or a BLUE proxy card. Act promptly so that your vote will be properly counted at the meeting.

     We sincerely appreciate and need your help. Gerald Murphy, Douglas Murphy, William Burgess, Alan Wiener and Bill McFarland are the directors of ERLY. The officers and directors of ERLY own 37% of the outstanding shares. If you have any questions or comments, please feel free to call MacKenzie Partners, Inc., which is assisting us with our solicitation, at (800) 322-2885.

                                          Sincerely,

                                  [/s/ GERALD D. MURPHY]
                                          Gerald D. Murphy
                                          Chairman